DEFERRAL OF INTEREST AGREEMENT

THIS AGREEMENT made the 30th day of October, 2008.

BETWEEN:

STAR RESORTS DEVELOPMENT INC., a corporation incorporated under the laws of the State of Nevada

(“Star Resorts”)

AND:

BLUE MINT EXPLORATION INC., a private corporation

(“Blue Mint”)

WHEREAS:

A.           Pursuant to a Convertible Promissory Note dated February 19, 2008 in the principal amount of US$500,000, a Convertible Promissory Note dated April 3, 2008 in the principal amount of US$500,000 and a Convertible Promissory Note dated May 22, 2008 in the principal amount of US$300,000 (each, a “Note” and collectively, the “Notes”), Blue Mint has paid to Star Resorts an aggregate amount of US$1,300,000;

B.            Pursuant to Section 1 of each Note, Star Resorts agreed to pay Blue Mint interest on the Notes at the rate of 9% per annum (the “Interest”), which such Interest was to be payable on each Note semi-annually, beginning on the first day of the first month following 180 days from the date of each respective Note, with subsequent payments being due and payable on the first day of the month every six months thereafter (the “Interest Payment Dates”); and

C.            Blue Mint and Star Resorts wish to suspend the payment of Interest on each of the Notes until such date as shall be mutually determined by the parties hereto.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Payment of the Interest is suspended effective as of the date of this Agreement until such date as shall be mutually determined by the parties.

2.

The provisions of this Agreement shall govern the relationship of Blue Mint and Star Resorts with respect to payment of the Interest until such date as the parties mutually agree that Star Resorts shall recommence payment of the Interest as evidenced by execution by each of the parties of a Notice to Recommence Interest Payments (the “Notice”), substantially in the form attached hereto as Schedule “A”.

3.

Blue Mint shall not treat Star Resort’s failure to make Interest Payments on any Interest Payment Dates between the date of this Agreement and the date set out in the Notice as constituting an Event of Default pursuant to Section 7(a) of the Notes.

4.	Upon execution of the Notice, the terms of the Notes related to the payment of Interest shall supersede the terms of this Agreement.
5.	Blue Mint and Star Resorts each acknowledge and agree that all provisions of the Notes that are not suspended by this Agreement remain in full force and effect.
6.	All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.
7.	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.
8.

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

9.

In the event that one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.

This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida. Any action to enforce this Note shall be in the federal or state courts of Florida situated in Miami-Dade County.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BLUE MINT EXPLORATION INC.

Per: /s/ Roger Knox

Authorized Signatory

STAR RESORTS DEVELOPMENT INC.

Per: /s/ Alejandro Aparicio

Alejandro Aparicio, Chief Executive Officer

SCHEDULE A

Notice to Recommence Interest Payments

In accordance with the provisions of the Amendment to Convertible Promissory Notes (the “Agreement”) entered into between Star Resorts Development Inc. (“Star Resorts”) and Blue Mint Exploration Inc. (“Blue Mint”) as of October 30, 2008, the parties hereby agree that Star Resorts shall recommence interest payments to Blue Mint in accordance with the terms of the Notes (as defined in the Agreement) effective as of _________________________.

BLUE MINT EXPLORATION INC.	STAR RESORTS DEVELOPMENT INC.

Per: /s/ Roger Knox_______	Per: ________________________________
Authorized Signatory	Authorized Signatory